EXHIBIT 10.57
LICENSE AND OPTION AGREEMENT
            THIS AGREEMENT, dated as of the 19th day of September, 2005 by and between SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company, having an office at c/o Reading International Inc. 500 Citadel Drive, Suite 300, Commerce, CA 90040 (the “Licensor”), and SUTTON HILL CAPITAL L.L.C., a New York limited liability company, having an office at 120 North Robertson Blvd., 3rd Floor, Los Angeles, CA 90048 (the “Licensee”).
RECITALS:
            A. Licensor owns the fee interest in the land described on Exhibit A annexed hereto (the “Land”) and has this day acquired the tenant’s interest under a certain ground lease described on Exhibit B annexed hereto (the “Ground Lease”) with respect to premises known as 1001-1007 Third Avenue, New York, New York.
            B. Licensee is the owner of the building and of all improvements presently located on the Land other than those belonging to Licensor’s affiliate, Citadel Cinemas, Inc. (such building and improvements owned by Licensee are collectively, the “Improvements”).
            C. Licensee has leased the Improvements to Citadel Cinemas, Inc. for a term expiring May 31, 2010, subject to extension as provided in the Master Operating Lease between Licensee and Citadel Cinemas, Inc. dated July 28, 2000, as amended (the “Citadel Lease”).
            D. Licensor is willing to grant Licensee a license to allow the Improvements to remain on the Land subject to the terms of this Agreement.
            NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
            1. Grant of License. Licensor hereby grants a license to Licensee to permit the Improvements to remain on the Land during the term of and subject to the terms of this Agreement. Licensee agrees that it is licensing the Land for such purpose “AS-IS” and without warranty or representation of any kind, including any implied warranty for habitability or fitness for any particular purpose.
            2. Term. The term of this Agreement shall commence on the date hereof (the “Commencement Date”) and end on December 31, 2010 or on such earlier date as the Term shall expire in accordance with the terms of this Agreement (such earlier date is called the “Expiration Date”). If the term of the Master Lease is extended, the Term of this Agreement shall be extended to correspond with the term of the Master Lease. Notwithstanding the above, Licensor shall have the right at any time, upon not less than six months’ notice to the Licensee, to terminate this license, in which event Licensor will pay to Licensee a termination fee equal to $100,000 in consideration of the termination of this License prior to the expiration of its term.

In the event of any such termination, Licensee will have the right, but not the obligation, to remove any and all of the Improvements and any other property of the Licensee from the Land, prior to the end of such six-month period. Any such Improvement or other property of the Licensee not removed by the end of such six-month period, will be deemed abandoned, and may be dealt with by the Licensor as it may, in its sole and absolute discretion, determine. Under such circumstances, Licensee shall have no further right, title or interest in or to the Improvements any other property or any other improvements that may have existed or thereafter may exist on the Land, without the need of executing any deed or other document.
            3. No License Fee. The parties acknowledge and agree that there is and shall be no license fee separate and apart from the mutual promises and other good and valid consideration given pursuant to this Agreement.
            4. No Obligations. Licensor shall have no obligations of any kind to Licensee at any time during the term of this Agreement, other than as set forth in this Agreement.
            5. Indemnity. Licensee agrees to hold harmless and indemnify Licensor against all cost and expense resulting from its maintenance of the Improvements on the Land, other than those liabilities resulting from the acts or omissions of Licensor or its affiliates (including, without limitation to any obligations, Citadel Cinemas, Inc. has under the Citadel Lease). Notwithstanding anything to the contrary set forth herein, Licensee’s indemnity obligations above are limited to those in the existing Citadel Lease and have not been expanded.
            6. End of Term. Upon the Expiration Date, Licensee, at its option, shall either (a) have removed the Improvements prior to such Date, or (b) quit and surrender to Licensor the Improvements, in which event (i.e., if Licensee elects option (b)) Licensor shall pay to Licensee, in consideration of the surrender of the Improvements, the sum of $100,000.00 and Licensee shall convey the Improvements to Licensor by Bargain and Sale Deed with Covenants, together with all transfer tax returns and other documents required to record such Deed. Licensor shall pay, by certified or bank cashier’s checks payable as required by law, all transfer taxes due with respect to such conveyance. If, upon the Expiration Date or upon the closing after exercise of the Option (as hereinafter defined), the Citadel Lease is still in effect, Licensee’s covenant against Grantor’s acts set forth in the deed shall not expressly refer to the Citadel Lease but Licensor releases Licensee from any claim arising from the omission of such reference in said deed. Notwithstanding anything to the contrary set forth in this Agreement, if, on or before the Expiration Date, Licensee shall have not removed the Improvements and shall have not conveyed the Improvements to Licensor in accordance with this Agreement, such Improvements and any other property of Licensee will be deemed abandoned, and may be dealt with by the Licensor as it may, in its sole and absolute discretion. Under such circumstances, Licensee shall have no further right, title or interest in or to the Improvements any other property or any other improvements that may have existed or thereafter may exist on the Land, without the need of executing any deed or other document.
            7. Option to Purchase. Licensee hereby grants to Licensor the option to purchase the Improvements (the “Option”) for $100,000.00 (the “Option Sum”). Licensor shall have the right to transfer, pledge or hypothecate the Option at any time or from time-to-time without Licensee’s consent. The Option may be exercised at any time on not less than three (3) months’ notice to Licensee, provided that Licensor shall have decided (i) to construct new improvements on the Land or (ii) to remodel the Improvements or (iii) to sell all or any interest in the Land. Notice of exercise of the Option shall be deemed conclusive evidence of such decision. The closing of the conveyance of the Improvements to Licensor shall take place on a business day not more than 120 days after Licensor exercises the Option and at such location as, in each case, Licensor may designate in the notice exercising the Option. At closing, Licensee shall convey the Improvements to Licensor by Bargain and Sale Deed with Covenants and shall execute and deliver all transfer tax returns and other documents required to record the Deed. Licensor shall pay, by certified or bank cashier’s checks, payable as required by law, all transfer taxes due with respect to such conveyance. Upon such closing, the license granted hereby shall immediately terminate.
            8. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be sent to the respective parties in the manner and at the addresses set forth in the Contract. Either party may designate a different address by the giving of notices described above.
            9. Broker. Licensor and Licensee each represents and warrants that it knows of no person who is entitled to a real estate brokerage commission or finder’s fee in connection with the execution of this License or the creation of the license created by this Agreement and Licensor and Licensee each agrees to indemnify the other against and hold it harmless from all liability arising from any claim by any party alleging that it dealt with the indemnifying party.
            10. Subordination. This Agreement and all of Licensee’s rights hereunder are subject and subordinate to the lien of any ground or superior lease now or hereafter affecting the Land or any portion thereof (collectively, “Superior Leases”), and the lien of all mortgages which may now or hereafter affect the Land or any portion thereof (collectively, “Senior Mortgage”) and to all renewals, modifications, amendments, consolidations, replacements or extensions of any of the foregoing. This clause shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Licensee, at any time and from time to time, shall execute promptly and within fifteen (15) business days of such request any certificate and document that Licensor may reasonably request which evidences such subordination, provided that in no event shall Licensee be required to assume any recourse debt. Upon Licensor’s request, at any time and from time to time, Licensee shall provide Licensor or its designee with an estoppel certificate with respect to this Agreement and the subject matter hereof as Licensor may reasonably request. In the event of any termination of this License and/or loss of ownership of the Improvements due to the exercise by any landlord of its rights under any Superior Lease or by any mortgagee of its rights under any Senior Mortgage, then Licensor shall be deemed to have exercised its option to acquire the Improvements and shall immediately pay to Licensor the amount of $100,000.00, and Licensee shall execute and deliver to such party as the holder of such Mortgage or Lease or its designee may direct a Deed without covenants against grantor’s acts, and other documents referred to in Sections 6 and 7 hereof. Under such circumstances, Licensee shall not be required to pay any transfer taxes with respect to such conveyance.

            11. License Not Lease. This Agreement shall be deemed a license and in no event shall it be deemed a lease.
            12. Waiver of Jury Trial. Licensee hereby waives trial by jury in any action or proceeding arising out of or in any way connected with this Agreement.
            13. Cooperation. Licensee shall cooperate with Licensor as Licensor may reasonably require, from time-to-time, in connection with any proposed construction of new improvements on the Land including, without limitation, granting such easements and entering into such covenants and restrictions or other agreements with respect to the Land and Improvements as Licensor may reasonably request, provided that in no event shall Licensee be required to assume any recourse debt or pay any sum owed to Licensor’s contractors.
            14. Miscellaneous.
                  a. If any of the provisions of this Agreement shall for any reason be held to be invalid, unenforceable or illegal in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been set forth herein.
                  b. The waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Agreement nor shall it be considered a waiver of any other covenant, condition or promise contained herein. The waiver by either party of the time for performing any other act or an identical act required to be performed at a later time shall not be considered a waiver of the obligations to perform such later act on a timely basis.
                  c. The exercise of any remedy provided in this Agreement shall not be deemed a waiver of any remedy provided by law, and the provisions of this Agreement for any other remedy shall not exclude any other remedy unless such remedy is expressly excluded herein.
                  d. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Licensee may not, however, assign the Agreement without Licensor’s prior written consent. A transfer of 50% or more of the ownership interests of Licensee, whether occurring in one transaction or a series of transactions, shall be deemed an assignment.
                  e. This Agreement may be modified only in writing, signed by the parties hereto.
[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

                  f. This Agreement contains the entire agreement between Licensee and Licensor and supersedes all prior agreements, whether oral or written with respect to its subject matter. No additions or modifications of any term or provision shall be effective unless set forth in writing, and signed by Licensor and Licensee.
            IN WITNESS WHEREOF, the parties have executed and caused this Agreement to be executed as of the day and year first written above.

SUTTON HILL PROPERTIES, LLC

By:	/s/ S. Craig Tompkins

S. Craig Tompkins
Title: President

SUTTON HILL CAPITAL, L.L.C.

By:	/s/ James J. Cotter

James J. Cotter
Manager

By:	/s/ Michael R. Forman

Michael R. Forman
Manager

5